Exhibit 99.1
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

FOR IMMEDIATE RELEASE	Contact:
Mary Ellen Fowler
Vice President and Treasurer
443-285-5450
maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST

REPORTS THIRD QUARTER 2006 RESULTS

COLUMBIA, MD October 30, 2006 - Corporate Office Properties Trust (COPT) (NYSE: OFC) announced today financial and operating results for the quarter ended September 30, 2006.

Highlights

•                  Earnings per Share (“EPS”) diluted of $.33 for the third quarter of 2006 as compared to $.18 per diluted share for the third quarter of 2005. Net Income Available to Common Shareholders of $14.5 million for third quarter 2006 increased from $6.9 million for the comparable 2005 period. Included in third quarter 2006 net income is $12.7 million of gain on sales of real estate including amounts in income from discontinued operations, net of minority interests. Also included is an accounting charge of $1.8 million or ($.04) per share reflecting the issuance costs of the Series E preferred shares redeemed July 15, 2006. Without this accounting charge, earnings per share — diluted, as adjusted, would have been $.37 per share.

•                  Funds from Operations (“FFO”) per diluted share of $.46 for the third quarter 2006 down from $.47 per diluted share for third quarter 2005, representing a decrease of 2.1%. FFO diluted of $24.3 million for third quarter 2006, increased from $22.1 million for the comparable 2005 quarter. Included in the third quarter 2006 FFO was the accounting charge of $1.8 million or ($.04) per share for the Series E preferred share redemption. Without this charge, FFO per diluted share, as adjusted, would have been $.50 per share representing an increase of 6.5%. The Company also incurred approximately $250,000 of costs related to its headquarters move and write-offs of $217,000 for unamortized loan fees related to early repayment of long term and short term debt.

•                  $178.8 million in acquisitions including $49.8 million of land, so far this year.

•                  $88.3 million of dispositions including joint venture assets closed this year, toward the $100.0 million goal for 2006.

•                  94.0% occupied and 95.3% leased for the Company’s wholly owned portfolio as of September 30, 2006.

•                  1.2 million square feet in 10 buildings under construction that are currently 67.4% leased.

•                  Redeemed all 1,150,000 outstanding 10.25% Series E Preferred Shares on July 15, 2006.

•                  $200.0 million in convertible notes with 3.5% fixed rate coupon issued September 18, 2006.

•                  10.7% increase in quarterly common dividend from $.28 to $.31 per share.

“We continue to position the Company for the future, gaining significant land control in our core markets. Our most recent acquisition, the former Fort Ritchie United States Army base, is approved for up to 1.7 million square feet of office space and 673 residential units. We now have over 1,200 acres under control that can support up to 11.2 million square feet of office development,” stated Randall M. Griffin, President and Chief Executive Officer. “As reflected by our 2007 guidance, you will now start to see the impact of this development pipeline as we increasingly place projects into service,” he added.

Financial Results

EPS for the quarter ended September 30, 2006 totaled $.33 per diluted share, or $14.5 million of Net Income Available to Common Shareholders, as compared to $.18 per diluted share, or $6.9 million for the quarter ended September 30, 2005, representing an increase of 83.3% per share. Included in third quarter 2006 net income is $12.7 million of gain on sales of real estate including amounts in income from discontinued operations, net of minority interests. Also included is an accounting charge of $1.8 million reflecting the issuance costs of the Series E preferred shares redeemed July 15, 2006. Without this accounting charge, net income available to common shareholders — diluted, as adjusted, would have been $.37 per share.

Diluted FFO for the quarter ended September 30, 2006 totaled $24.3 million, or $.46 per diluted share, as compared to $22.1 million, or $.47 per diluted share, for the quarter ended September 30, 2005, representing a decrease of 2.1% per share. Included in the third quarter 2006 FFO was the accounting charge of $1.8 million for the Series E preferred share redemption. Without this charge, FFO per diluted share, as adjusted, would have been $.50 per share representing an increase of 6.5%. The Company also incurred costs of $250,000 related to its headquarters move and $217,000 of write-offs related to unamortized loan fees upon early repayment of long term and short term debt.

Diluted FFO payout ratio was 65.4% for third quarter 2006 compared to 60.6% for the comparable 2005 period.

Adjusted Funds From Operations (“AFFO”) diluted totaled $19.2 million for third quarter 2006 as compared to $15.9 million for third quarter 2005, representing an increase of 20.6%. The Company’s diluted AFFO payout ratio was 83.0% for third quarter 2006 compared to 84.4% for third quarter 2005.

As of September 30, 2006, the Company had a total market capitalization of $3.9 billion, with $1.4 billion in debt outstanding, equating to a 35.7% debt-to-total market capitalization ratio. The Company’s total quarterly weighted average interest rate was 6.4%, and 83.8% of total debt was subject to fixed interest rates. For the third quarter 2006, EBITDA interest coverage ratio was 3.60x and EBITDA fixed charge coverage ratio was 2.89x.

Operating Results

At September 30, 2006, the Company’s wholly owned portfolio of 168 office properties totaling 14.6 million square feet, was 94.0% occupied and 95.3% leased.

The weighted average remaining lease term for the portfolio was 4.9 years and the average rental rate (including tenant reimbursements of operating costs) was $20.74 per square foot.

During the quarter, 239,000 square feet was renewed, equating to a 60.7% renewal rate, at an average capital cost of $3.53 per square foot. Total rent on renewed space increased 18.2% on a straight-line basis and 10.2% on a cash basis.

For renewed and retenanted space of 553,000 square feet, total straight-line rent increased 2.9% and total rent on cash basis decreased 3.4%. The average committed capital cost for renewed and retenanted space was $18.17 per square foot.

Same office property cash NOI increased by 0.6% or $231,000 for the quarter compared to the quarter ended September 30, 2005. The Company’s same office portfolio consists of 120 properties and represents 73.7% of our wholly owned portfolio as of September 30, 2006.

Significant leases signed during the quarter include 81,000 square feet with KSI Services, Inc. to retenant the former PwC space at Pinnacle Towers in McLean, Virginia. This lease brings Pinnacle Towers to 96.9% leased and brings COPT’s Northern Virginia portfolio to 99.3% leased.

The Company recognized lease termination fees of $1.3 million, net of write-offs of related straight-line rents and accretion of intangible assets and liabilities, as compared to $1.0 million in the third quarter of 2005.

Development Activity

At quarter end September 30, the Company’s development pipeline consisted of:

•                  Ten buildings under construction totaling 1.2 million square feet for a total projected cost of $252.9 million, that are 67.4% leased.

•                  Nine buildings under development totaling 1.0 million square feet for a total projected cost of $216.4 million.

•                  Four projects under redevelopment totaling 727,000 square feet for a total projected cost of $87.8 million.

The Company’s land inventory (wholly owned and joint venture) at quarter end totaled 752 acres that can support 9.5 million square feet of development.

During the quarter the Company placed a 50,000 square foot development property that is 100.0% leased into service. The building, known as Patriot Park View, is located at 745 Space Center Drive in Colorado Springs, Colorado.

Disposition Activity

During the quarter, the Company disposed of the following assets:

•                  Two office buildings totaling 259,000 square feet within its New Jersey portfolio for $42.8 million. This sale consisted of 695 Route 46, a joint venture property in which COPT owned a 20.0% interest and 710 Route 46, a wholly owned property.

•                  107,000 square foot office building in Hunt Valley, Maryland for $13.8 million.

•                  104,000 square foot office building in Baltimore City, Maryland for $20.3 million.

Financing and Capital Transactions

The Company completed the following transactions during the quarter:

•                  Increased its borrowing capacity under the Company’s unsecured line of credit from $400.0 million to $500.0 million and simultaneously repaid $60.2 million on two fixed rate loans with a weighted average interest rate of 7.8%.

•                  Redeemed all of its 1,150,000 outstanding 10.25% Series E Cumulative Redeemable Preferred Shares, at a price of $25.00.

•                  Issued 3,390,000 Series J Cumulative Redeemable Preferred Shares with a $25.00 per share par value and an annual dividend of 7.625%, generating net proceeds of $82.1 million after payment of the underwriters discount, but before offering expenses.

•                  Issued $200.0 million of Exchangeable Senior Notes. The notes are interest only with a fixed rate of 3.5% and may be exchanged at any time on or after September 20, 2011. Interest is payable semi-annually commencing March 15, 2007 and the notes mature in 2026. In connection with this offering, the Company repaid $186.4 million of floating rate debt at an average interest rate of 6.7%.

•                  Early repayment of fixed and floating rate debt during the quarter generated a $217,000 write-off in unamortized loan fees.

•                  10.7% increase in quarterly common dividend from $.28 to $.31 per share.

Subsequent Events

Since September 30, 2006, the Company has:

•                  Acquired approximately 500 acres of the 591 acre former Fort Ritchie United States Army base located in Cascade, Washington County, Maryland for $5.0 million, adjusted pro rata for the property holdback.

•                  Redeemed all of its 1,425,000 outstanding 9.875% Series F Cumulative Redeemable Preferred Shares at a price of $25.00, on October 15, 2006. The Company recognized a $2.1 million accounting charge to net income available to common shareholders related to the original issuance costs of the Series F. The Company projects that the accounting charge will reduce EPS for the quarter end and year ending December 2006 by ($.05) and FFO per share diluted by ($.04).

•                  Placed into service the 126,000 square foot development property at 322 Sentinel Drive (known as 322 NBP), that is 100.0% leased.

•                  Placed into service the 224,000 square foot development property at 15010 Conference Center Drive (known as WTP II), that is 100.0% leased.

•                  Executed a long term lease for a 60,000 square foot to be built office building located in Aerotech Commerce Park in Colorado Springs, Colorado.

Earnings Guidance

The Company has revised its EPS guidance from $.61 — $.67 to $.81 — $.83 per diluted share for 2006. The Company has also updated its 2006 FFO guidance to a range of $1.99 — $2.01 per diluted share from $1.99 - $2.05 per diluted share. With the estimated $.08 charge to diluted FFO per share and $.08 charge to diluted EPS that the Company has incurred for the Series E and Series F preferred share redemptions, 2006 FFO guidance is $1.91 to $1.93, and EPS guidance is $.72 - $.74. The Company’s 2007 EPS guidance is $.44 — $.53 per diluted share, excluding any potential gains or losses from building sales.  The 2007 FFO guidance is $2.18 — $2.27 per diluted share. The Company will discuss the assumptions for the 2007 guidance during the earnings conference call.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call and Webcast Date:  Tuesday, October 31, 2006

Time:  3:00 p.m. ET

Dial In Number:  800-500-0177

Confirmation Code for the call:  3083457

A replay of this call will be available beginning Tuesday, October 31, 2006 at 9:00 p.m. ET through Tuesday, November 14, 2006 at midnight ET. To access the replay, please call 888-203-1112 and use confirmation code 3083457.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

Please refer to our Form 8K or our website (www.copt.com) for definitions of certain terms used in this press release.  Reconciliations of GAAP and non-GAAP measurements are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) is a fully integrated, self-managed real estate investment trust (REIT) that focuses on the ownership, management, leasing, acquisition and development of suburban office properties located primarily in submarkets within the Greater Washington, DC region.  As of September 30, 2006, the Company owned 186 office properties totaling 15.4 million rentable square feet, which included 18 properties totaling 806,000 square feet held through joint ventures. The Company has implemented a core customer expansion strategy that is built around meeting, through acquisitions and development, the multi-location requirements of the Company’s existing strategic tenants. The Company’s property management services team provides comprehensive property and asset management to company owned properties and select third party clients.  The Company’s development and construction services team provides a wide range of development and construction management services for company owned properties, as well as land planning, design/build services, consulting, and merchant development to select third party clients.  The Company’s shares are traded on the New York Stock Exchange under the symbol OFC.  More information on Corporate Office Properties Trust can be found on the Internet at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on  favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended September 30,
	2006	2005
Revenues
Real estate revenues	$78,136	$61,008
Service operations revenues	14,791	29,784
Total revenues	92,927	90,792
Expenses
Property operating expenses	25,430	18,272
Depreciation and other amortization associated with real estate operations	21,680	17,522
Service operations expenses	13,960	29,326
General and administrative expenses	4,226	3,318
Total operating expenses	65,296	68,438
Operating income	27,631	22,354
Interest expense	(17,974)	(13,894)
Amortization of deferred financing costs	(736)	(639)
Income from continuing operations before equity in income of unconsolidated entities, income taxes and minority interests	8,921	7,821
Equity in income of unconsolidated entities	15	—
Income tax expense	(202)	(263)
Income from continuing operations before minority interests	8,734	7,558
Minority interests in income from continuing operations	(935)	(898)
Income from continuing operations	7,799	6,660
Income from discontinued operations, net of minority interests	12,191	3,870
Income before gain on sales of real estate	19,990	10,530
Gain on sales of real estate, net	597	59
Net income	20,587	10,589
Preferred share dividends	(4,307)	(3,653)
Issuance costs associated with redeemed preferred shares	(1,829)	—
Net income available to common shareholders	$14,451	$6,936

Earnings per share “EPS” computation
Numerator:	$14,451	$6,936

Denominator:
Weighted average common shares - basic	42,197	36,913
Dilutive effect of share-based compensation awards	1,649	1,667
Weighted average common shares - diluted	43,846	38,580

EPS
Basic	$0.34	$0.19
Diluted	$0.33	$0.18

Corporate Office Properties Trust

Summary  Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three Months Ended September 30,
	2006		2005

Net income	$20,587		$10,589
Add: Real estate-related depreciation and amortization	21,305		17,848
Add: Depreciation and amortization on unconsolidated real estate entities	362		—

Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(36)		(23)
Add (less): Loss (gain) on sales of real estate, excluding development portion	(15,262)		(4,360)
Less: Issuance costs associated with redeemed preferred shares	(1,829)		—
Funds from operations (“FFO”)	25,127		24,054
Add: Minority interests-common units in the Operating Partnership	3,509		1,726
Less: Preferred share dividends	(4,307)		(3,653)
Funds from Operations - basic and diluted (“Basic and Diluted FFO”)	24,329		22,127
Less: Straight-line rent adjustments	(2,819)		(1,519)
Less: Recurring capital expenditures	(3,890)		(4,945)
Less: Amortization of deferred market rental revenue	(276)		229
Add: Issuance costs associated with redeemed preferred shares	1,829		—
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$19,173		$15,892

Weighted average shares
Weighted average common shares	42,197		36,913
Conversion of weighted average common units	8,562		8,758
Weighted average common shares/units - basic FFO per share	50,759		45,671
Dilutive effect of share-based compensation awards	1,649		1,667
Weighted average common shares/units - diluted FFO per share	52,408		47,338

Diluted FFO per common share	$0.46		$0.47
Dividends/distributions per common share/unit	$0.31		$0.28
Earnings payout ratio	91.8%		158.1%
Diluted FFO payout ratio	65.4%		60.6%
Diluted AFFO payout ratio	83.0%		84.4%
EBITDA interest coverage ratio	3.60	x	3.17	x
EBITDA fixed charge coverage ratio	2.89	x	2.51	x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	43,846		38,580
Weighted average common units	8,562		8,758
Denominator for diluted FFO per share	52,408		47,338

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2006	2005
Revenues
Real estate revenues	$219,852	$177,125
Service operations revenues	45,240	65,345
Total revenues	265,092	242,470
Expenses
Property operating expenses	68,698	52,940
Depreciation and other amortization associated with real estate operations	58,631	45,943
Service operations expenses	43,125	63,692
General and administrative expenses	11,895	9,760
Total operating expenses	182,349	172,335
Operating income	82,743	70,135
Interest expense	(52,493)	(39,960)
Amortization of deferred financing costs	(1,899)	(1,500)
Income from continuing operations before equity in loss of unconsolidated entities, income taxes and minority interests	28,351	28,675
Equity in loss of unconsolidated entities	(40)	—
Income tax expense	(623)	(933)
Income from continuing operations before minority interests	27,688	27,742
Minority interests in income from continuing operations	(3,238)	(3,653)
Income from continuing operations	24,450	24,089
Income from discontinued operations, net of minority interests	14,458	4,413
Income before gain on sales of real estate	38,908	28,502
Gain on sales of real estate, net	732	247
Net income	39,640	28,749
Preferred share dividends	(11,614)	(10,961)
Issuance costs associated with redeemed preferred shares	(1,829)	—
Net income available to common shareholders	$26,197	$17,788
Earnings per share “EPS” computation
Numerator:	$26,197	$17,788
Denominator:
Weighted average common shares—basic	41,134	36,721
Dilutive effect of share-based compensation awards	1,785	1,595
Weighted average common shares—diluted	42,919	38,316
EPS
Basic	$0.64	$0.48
Diluted	$0.61	$0.46

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data and ratios)

	Nine Months Ended September 30,
	2006	2005
Net income	$39,640	$28,749
Add: Real estate-related depreciation and amortization	58,863	47,440
Add: Depreciation and amortization on unconsolidated real estate entities	565	—
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(122)	(85)
Less: Gain on sales of real estate, excluding development portion	(17,715)	(4,408)
Less: Issuance costs associated with redeemed preferred shares	(1,829)	—
Funds from operations (“FFO”)	79,402	71,696
Add: Minority interests-common units in the Operating Partnership	6,072	4,369
Less: Preferred share dividends	(11,614)	(10,961)
Funds from Operations - basic and diluted (“Basic and Diluted FFO”)	73,860	65,104
Less: Straight-line rent adjustments	(7,256)	(4,471)
Less: Recurring capital expenditures	(10,123)	(12,972)
Less: Amortization of deferred market rental revenue	(1,326)	(32)
Add: Issuance costs associated with redeemed preferred shares	1,829	—
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$56,984	$47,629
Weighted average shares
Weighted average common shares	41,134	36,721
Conversion of weighted average common units	8,516	8,707
Weighted average common shares/units - basic FFO per share	49,650	45,428
Dilutive effect of share-based compensation awards	1,785	1,595
Weighted average common shares/units - diluted FFO per share	51,435	47,023
Diluted FFO per common share	$1.44	$1.38
Dividends/distributions per common share/unit	$0.870	$0.790
Earnings payout ratio	138.9%	166.9%
Diluted FFO payout ratio	59.2%	56.1%
Diluted AFFO payout ratio	76.8%	76.7%
Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	42,919	38,316
Weighted average common units	8,516	8,707
Denominator for diluted FFO per share	51,435	47,023

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	September 30, 2006	December 31, 2005
Balance Sheet Data (in thousands) (as of period end):
Investment in real estate, net of accumulated depreciation	$2,055,686	$1,888,106
Total assets	2,355,922	2,129,759
Loans payable	1,406,682	1,348,351
Total liabilities	1,523,997	1,442,036
Minority interests	117,772	105,210
Beneficiaries’ equity	714,153	582,513
Debt to Total Assets	59.7%	63.3%
Debt to Undepreciated Book Value of Real Estate Assets	59.8%	62.6%
Debt to Total Market Capitalization	35.7%	41.5%
Property Data (wholly owned properties) (as of period end):
Number of operating properties owned	168	165
Total net rentable square feet owned (in thousands)	14,590	13,708
Occupancy	94.0%	94.0%
Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$2,355,922	$2,129,759
Assets other than assets included in investment in real estate	(300,236)	(241,653)
Accumulated depreciation on real estate assets	205,529	174,935
Intangible assets on real estate acquisitions, net	92,061	90,984
Denominator for debt to undepreciated book value of real estate assets	$2,353,276	$2,154,025

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$4,552	$3,484	$10,742	$24,306
Total capital improvements on operating properties	2,276	2,760	7,935	6,838
Total leasing costs on operating properties	3,416	3,017	5,783	4,652
Less: Nonrecurring tenant improvements and incentives on operating properties	(3,340)	(1,199)	(6,373)	(16,633)
Less: Nonrecurring capital improvements on operating properties	(467)	(1,047)	(4,054)	(3,568)
Less: Nonrecurring leasing costs incurred on operating properties	(2,783)	(2,070)	(4,217)	(2,623)
Add: Recurring improvements on operating properties held through joint ventures	236	—	307	—
Recurring capital expenditures	$3,890	$4,945	$10,123	$12,972

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Reconciliation of dividends for Earnings Payout Ratio to dividends and distributions for FFO & AFFO Payout Ratio
Common share dividends for earnings payout ratio	$13,265	$10,966	$36,378	$29,686
Common unit distributions	2,643	2,452	7,374	6,836
Dividends and distributions for FFO & AFFO payout ratio	$15,908	$13,418	$43,752	$36,522
Reconciliation of numerators for diluted EPS and diluted FFO as reported to numerators for diluted EPS and diluted FFO excluding issuance costs associated with redeemed preferred shares
Numerator for diluted EPS, as reported	$14,451	$6,936	$26,197	$17,788
Add: Issuance costs associated with redeemed preferred shares	1,829	—	1,829	—
Numerator for diluted EPS, as adjusted	$16,280	$6,936	$28,026	$17,788
Numerator for diluted FFO, as reported	$24,329	$22,127	$73,860	$65,104
Add: Issuance costs associated with redeemed preferred shares	1,829	—	1,829	—
Numerator for diluted FFO, as adjusted	$26,158	$22,127	$75,689	$65,104
Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$20,587	$10,589
Interest expense on continuing operations	17,974	13,894
Interest expense on discontinued operations	210	602
Income tax expense	202	294
Real estate-related depreciation and amortization	21,305	17,848
Amortization of deferred financing costs-continuing operations	736	639
Amortization of deferred financing costs-discontinued operations	128	2
Other depreciation and amortization	601	179
Minority interests	3,636	1,872
EBITDA	$65,379	$45,919
Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA
Interest expense from continuing operations	$17,974	$13,894
Interest expense from discontinued operations	210	602
Denominator for interest coverage-EBITDA	18,184	14,496
Preferred share dividends	4,307	3,653
Preferred unit distributions	165	165
Denominator for fixed charge coverage-EBITDA	$22,656	$18,314
Reconciliation of same property net operating income to same property cash net operating income
Same property net operating income	$40,330	$39,983
Less: Straight-line rent adjustments	(1,330)	(1,355)
Less: Amortization of deferred market rental revenue	126	267
Same property cash net operating income	$39,126	$38,895

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data)

	Year Ending December 31, 2006		Year Ending December 31, 2007
Reconciliation of projected EPS-diluted to projected diluted
FFO per share	Low	High	Low	High
Reconciliation of numerators
Numerator for projected EPS-diluted	$31,200	$32,100	$19,550	$23,500
Gain on sales of real estate, excluding development portion	(18,054)	(18,054)	—	—
Real estate-related depreciation and amortization	78,986	78,986	90,597	90,597
Minority interests-common units	6,682	6,875	4,093	4,919
Numerator for projected diluted FFO per share	$98,814	$99,907	$114,240	$119,016

Reconciliation of denominators
Denominator for projected EPS-diluted	43,183	43,183	43,975	43,975
Weighted average common units	8,518	8,518	8,525	8,525
Denominator for projected diluted FFO per share	51,701	51,701	52,500	52,500

Projected EPS - diluted	$0.72	$0.74	$0.44	$0.53
Projected diluted FFO per share	$1.91	$1.93	$2.18	$2.27

This projection includes the impact on EPS - diluted and diluted FFO per share from the write-off of issuance costs associated with the redemptions of our Series E and Series F Preferred Shares.

Change in projected EPS-diluted and projected diluted FFO per share due to redemption of Series E and Series F Preferred Shares
Numerator for projected EPS-diluted	$31,200	$32,100
Issuance costs associated with redemption of preferred shares	3,896	3,896
Numerator for projected EPS-diluted, as adjusted	$35,096	$35,996
Denominator for projected EPS-diluted	43,183	43,183
Projected EPS - diluted, as adjusted for redemption of preferred shares	$0.81	$0.83
Projected EPS - diluted	0.72	0.74
Change in projected EPS-diluted for redemption of preferred shares	$0.09	$0.09

Numerator for projected diluted FFO per share	$98,814	$99,907
Issuance costs associated with redemption of preferred shares	3,896	3,896
Numerator for projected diluted FFO per share, as adjusted	$102,710	$103,803
Denominator for projected diluted FFO per share	51,701	51,701
Projected diluted FFO per share, as adjusted for redemption of preferred shares	$1.99	$2.01
Projected diluted FFO per share	1.91	1.93
Change in projected diluted FFO per share for redemption of preferred shares	$0.08	$0.08

Top Twenty Office Tenants of Wholly Owned Properties as of September 30, 2006 (1)
(Dollars in thousands)

					Percentage
			Percentage	Total	of Total	Weighted
		Total	of Total	Annualized	Annualized	Average
	Number of	Occupied	Occupied	Rental	Rental	Remaining
Tenant	Leases	Square Feet	Square Feet	Revenue(2)(3)	Revenue	Lease Term(4)
United States of America(5)	44	2,060,177	15.0%	$43,702	15.4%	6.5
Booz Allen Hamilton, Inc.	9	680,815	5.0%	17,533	6.2%	7.2
Northrop Grumman Corporation	15	538,967	3.9%	12,308	4.3%	2.0
Computer Sciences Corporation(6)	4	454,645	3.3%	11,076	3.9%	4.7
L-3 Communications Holdings, Inc(6)	5	239,153	1.7%	8,906	3.1%	6.9
Unisys Corporation(7)	4	760,145	5.5%	8,665	3.0%	3.0
AT&T Corporation(6)	9	361,451	2.6%	7,733	2.7%	2.3
General Dynamics Corporation	9	278,239	2.0%	7,037	2.5%	3.2
The Aerospace Corporation	2	221,785	1.6%	6,207	2.2%	8.2
Wachovia Corporation	5	188,994	1.4%	6,118	2.2%	11.7
The Boeing Company(6)	4	143,480	1.0%	3,962	1.4%	2.8
Ciena Corporation	3	221,609	1.6%	3,558	1.3%	4.0
Science Applications International Corp.	12	170,839	1.2%	3,189	1.1%	0.5
VeriSign, Inc.(8)	1	99,121	0.7%	3,144	1.1%	0.0
Magellan Health Services, Inc.	2	142,199	1.0%	2,910	1.0%	4.8
Lockheed Martin Corporation	6	160,577	1.2%	2,860	1.0%	2.7
BAE Systems PLC(6)	7	212,339	1.5%	2,788	1.0%	4.1
Merck & Co., Inc. (Unisys)(7)	1	219,065	1.6%	2,466	0.9%	2.8
Wyle Laboratories, Inc.	4	174,792	1.3%	2,399	0.8%	5.8
Harris Corporation	4	84,040	0.6%	2,271	0.8%	3.8

Subtotal Top 20 Office Tenants	150	7,412,432	54.1%	158,833	55.8%	5.2
All remaining tenants	490	6,298,660	45.9%	125,585	44.2%	4.5
Total/Weighted Average	640	13,711,092	100.0%	$284,419	100.0%	4.9

(1)             Table excludes owner occupied leasing activity which represents 136,951 square feet with a weighted average remaining lease term of  6.3 as of September 30, 2006.

(2)             Total Annualized Rental Revenue is the monthly contractual base rent as of September 30, 2006 multiplied by 12 plus the estimated annualized expense reimbursements under existing office leases.

(3)             Order of tenants is based on Annualized Rent.

(4)             The weighting of the lease term was computed using Total Rental Revenue.

(5)             Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(6)             Includes affiliated organizations or agencies.

(7)             Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet in our Greater Philadelphia region.

(8)             This tenant will be vacating in the fourth quarter of 2006; however, its entire square footage has already been retenanted to our second-largest tenant, Booz Allen Hamilton, Inc.